                                                                   Exhibit 10.18

                   AMENDMENT TO MOTOR TRANSPORTATION CONTRACT

     This Amendment to Motor Transportation Contract "the Amendment" is entered into this 30th day of January, 2006 by and between AMERICAN HONDA MOTOR CO., INC. ("Shipper") and ALLIED SYSTEMS, LTD. ("Carrier").

     WHEREAS, Shipper and Carrier are parties to that certain Motor Transportation Contract dated April 1, 2002 (as amended, the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

     WHEREAS, Shipper and Carrier desire to amend certain terms of the Agreement as more fully set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shipper and Carrier agree as follows:

     1. EFFECTIVE DATE AND DURATION. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

          "This Contract shall terminate as of March 31, 2009. The term shall automatically be extended for successive periods of one (1) year until terminated by either party upon not less than sixty (60) days prior to the expiration of the then current term."

     2. RATE MODIFICATION EFFECTIVE APRIL 1, 2006. Section 4 of the Agreement is hereby amended to add the following to the end of the first sentence of Section 4:

          "..., provided that the schedule of rates and charges as set forth in the Appendix attached to the Agreement shall be amended in order to provide that all rates and charges charged by Carrier to Shipper for transportation services herein shall be increased by ___% effective April 1, 2006. From April 1, 2007 through March 31, 2008, the applicable rates and charges for transportation services provided by Carrier will be further increased by ___%. From April 1, 2008 through the remaining term of the Agreement, the applicable rates and charges for transportation services provided by Carrier will be further increased by ___%. The above increases shall apply to all rates and charges for services however characterized under this Agreement but shall not apply to any fuel surcharge payments provided for in the Agreement."

     3.   SECTION 18. A new Section 18 is hereby added to the Agreement:

          "18. Fuel Surcharge Provision. Shipper will provide Carrier with fuel surcharge payments based on an average of the price of West Texas Crude Intermediate on a quarterly basis. Our current fuel surcharge is __%. Using the average of the price of West Texas Crude Intermediate for the previous quarter, the surcharge will be adjusted +/- depending on the direction of the average price. For every ($___) change in the price of West Texas Crude, the fuel surcharge will be adjusted +/- (__%) percent.

     4.   SECTION 19. A new Section 19 is hereby added to the Agreement:

          "19. Additional Provision. On each anniversary of the Effective Date of the Agreement, Shipper and Carrier will consider whether the size and weight of vehicles transported by Carrier for Shipper under the Agreement has resulted in a reduction in the number of units which Carrier transports per loaded vehicle for Shipper, and if such change causes a material adverse effect upon Carrier, then the parties shall negotiate in good faith to modify the rates to account for the reduction in units transported per loaded vehicle.

     5. AGREEMENT CONTINUES. The terms and provisions of this Amendment amend, add to, and constitute part of the Agreement, and this Amendment and the Agreement shall be read as one document. Except as expressly modified and amended by the terms of this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are ratified, reaffirmed, confirmed and approved. If there is an express conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

     6. COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when executed and delivered shall be deemed an original, but all such counterparts will together constitute one and the same instrument. All signatures of any party may be transmitted by facsimile, and a facsimile will for all purposes be deemed to be the original signature of the person it reproduces, and will be binding upon that person and upon the party on whose behalf that person signed.

     7. CONDITIONS TO EFFECTIVENESS. This Amendment will only become effective after the entry of an order in the Bankruptcy Court for the Northern District of Georgia authorizing Carrier to enter into this Amendment and providing for Carrier's assumption of the Agreement.

     8. EQUIPMENT AND DRIVERS. Carrier agrees to provide adequate drivers and equipment to transport American Honda Motor Co., Inc. products in compliance with our AGREED Performance Excellence Standards of 80% or better on time performance as set forth in the Agreement.

     9. EQUIPMENT CONDITION. Carrier agrees to use due diligence in maintaining and upgrading equipment to provide dependable and serviceable equipment to protect American Honda Motor Co., Inc. product from damage. Carrier further agrees to provide an increased fleet of equipment to protect American Honda Motor Co., Inc. growth.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective representatives the day and year first above written.

"SHIPPER"                               "CARRIER"

AMERICAN HONDA MOTOR CO. INC.           ALLIED SYSTEMS, LTD.


BY:                                     BY:
    ---------------------------------       ------------------------------------
Its:                                    Its:
     --------------------------------        -----------------------------------